DELAWARE GROUP EQUITY FUNDS II
Registration No. 811-00750
FORM N-SAR
Semi-annual Period Ended May 31, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Equity Funds II (the ?Trust?), on behalf of Delaware Value? Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 255,483,032.985
Percentage of Outstanding Shares 64.150%
Percentage of Shares Voted 99.111%
Shares Withheld 2,292,075.590
Percentage of Outstanding Shares 0.576%
Percentage of Shares Voted 0.889%

Ann D. Borowiec
Shares Voted For 255,490,462.059
Percentage of Outstanding Shares 64.152%
Percentage of Shares Voted 99.114%
Shares Withheld 2,284,646.516
Percentage of Outstanding Shares 0.574%
Percentage of Shares Voted 0.886%

Joseph W. Chow

Shares Voted For 255,501,637.927
Percentage of Outstanding Shares 64.155%
Percentage of Shares Voted 99.118%
Shares Withheld 2,273,470.648
Percentage of Outstanding Shares 0.571%
Percentage of Shares Voted 0.882%

Patrick P. Coyne

Shares Voted For 255,291,440.409
Percentage of Outstanding Shares 64.102%
Percentage of Shares Voted 99.036%
Shares Withheld 2,483,668.166
Percentage of Outstanding Shares 0.624%
Percentage of Shares Voted 0.964%

John A. Fry

Shares Voted For 255,498,024.376
Percentage of Outstanding Shares 64.154%
Percentage of Shares Voted 99.117%
Shares Withheld 2,277,084.199
Percentage of Outstanding Shares 0.572%
Percentage of Shares Voted 0.883%

Lucinda S. Landreth

Shares Voted For 255,500,305.106
Percentage of Outstanding Shares 64.155%
Percentage of Shares Voted 99.118%
Shares Withheld 2,274,803.469
Percentage of Outstanding Shares 0.571%
Percentage of Shares Voted 0.882%

Frances A. Sevilla-Sacasa

Shares Voted For 255,342,886.085
Percentage of Outstanding Shares 64.115%
Percentage of Shares Voted 99.056%
Shares Withheld 2,432,222.490
Percentage of Outstanding Shares 0.611%
Percentage of Shares Voted 0.944%

Thomas K. Whitford

Shares Voted For 255,481,219.726
Percentage of Outstanding Shares 64.150%
Percentage of Shares Voted 99.110%
Shares Withheld 2,293,888.849
Percentage of Outstanding Shares 0.576%
Percentage of Shares Voted 0.890%

Janet L. Yeomans

Shares Voted For 255,525,705.746
Percentage of Outstanding Shares 64.161%
Percentage of Shares Voted 99.127%
Shares Withheld 2,249,402.829
Percentage of Outstanding Shares 0.565%
Percentage of Shares Voted 0.873%

J. Richard Zecher

Shares Voted For 255,457,082.577
Percentage of Outstanding Shares 64.144%
Percentage of Shares Voted 99.101%
Shares Withheld 2,318,025.998
Percentage of Outstanding Shares 0.582%
Percentage of Shares Voted       0.899%
2.

To approve the implementation of a new ?manager of managers? order.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.?The results were as follows:

Delaware Value Fund

Shares Voted For 194,288,350.030
Percentage of Outstanding Shares 48.785%
Percentage of Shares Voted 75.371%
Shares Voted Against 2,337,461.041
Percentage of Outstanding Shares 0.587%
Percentage of Shares Voted 0.907%
Shares Abstained        3,165,960.404
Percentage of Outstanding Shares      0.795%
Percentage of Shares Voted       1.228%
Broker Non-Votes        57,983,337.100
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.?The results were as follows:

Delaware Value Fund

Shares Voted For 193,610,967.066
Percentage of Outstanding Shares 48.615%
Percentage of Shares Voted 75.108%
Shares Voted Against 2,784,610.584
Percentage of Outstanding Shares 0.699%
Percentage of Shares Voted 1.080%
Shares Abstained        3,396,193.825
Percentage of Outstanding Shares      0.853%
Percentage of Shares Voted       1.318%
Broker Non-Votes        57,983,337.100
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Delaware Group Equity Funds II
Shares Voted For 194,304,774.670
Percentage of Outstanding Shares 48.789%
Percentage of Shares Voted 75.378%
Shares Voted Against 1,935,619.407
Percentage of Outstanding Shares 0.486%
Percentage of Shares Voted 0.751%
Shares Abstained        3,551,380.398
Percentage of Outstanding Shares      0.892%
Percentage of Shares Voted       1.378%
Broker Non-Votes        57,983,334.100

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:
Delaware Group Equity Funds II
Shares Voted For 194,068,254.056
Percentage of Outstanding Shares 48.729%
Percentage of Shares Voted 75.286%
Shares Voted Against 2,296,421.483
Percentage of Outstanding Shares 0.577%
Percentage of Shares Voted 0.891%
Shares Abstained        3,427,102.936
Percentage of Outstanding Shares      0.861%
Percentage of Shares Voted       1.329%
Broker Non-Votes        57,983,330.100
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:
Delaware Group Equity Funds II
Shares Voted For  194,867,049.866
Percentage of Outstanding Shares  48.930%
Percentage of Shares Voted  75.596%
Shares Voted Against  1,691,056.739
Percentage of Outstanding Shares  0.425%
Percentage of Shares Voted  0.656%
Shares Abstained        3,233,675.870
Percentage of Outstanding Shares      0.812%
Percentage of Shares Voted       1.254%
Broker Non-Votes        57,983,326.100

SUB-ITEM 77Q1: Exhibits
Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds II (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Equity Funds II (April 1, 2015), attached as Exhibit.

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